                                                                     Exhibit 4.1

================================================================================
SUBSCRIPTION AGREEMENT FOR                                           COPY NO.___
================================================================================
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM DATED OCTOBER 23, 2002 AND AS SUPPLEMENTED OF NOVEMBER 8, 2002
================================================================================
                               VITAL LIVING, INC.
================================================================================

                        PLEASE SIGN AND DATE AND FOLLOW
                 THE SUBSCRIPTION INSTRUCTIONS ON THE NEXT PAGE


Vital Living, Inc.
5080 North 40th Street
Suite 105
Phoenix, AZ 85018-2147

Attention: Bradley Edson, President

Gentlemen:

        The undersigned acknowledges receipt of the Confidential Private Placement Memorandum, dated October 23, 2002 and as supplemented by that certain Supplement, dated as of November 8, 2002 (collectively, the "Memorandum") of Vital Living, Inc., a Nevada corporation (the "Company").

        The undersigned further acknowledges that the undersigned will observe the confidential nature of the Memorandum, will not communicate to others any information contained in the Memorandum, will not duplicate, reproduce or distribute the same and, unless the undersigned subscribes to purchase the units described herein (the "Units") offered by the Memorandum, the undersigned will promptly return the Memorandum to the Company.

        Very truly yours,

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Name (please print)
Dated:               , 2002
      ---------------

                               VITAL LIVING, INC.

                            SUBSCRIPTION INSTRUCTIONS
                                       TO

                             SUBSCRIPTION AGREEMENT

                                       FOR

            PRIVATE PLACEMENT MEMORANDUM DATED OCTOBER 23, 2002 AND
                         SUPPLEMENTED NOVEMBER 8, 2002

1.      SUBSCRIPTION AGREEMENT

        READ THE SUBSCRIPTION AGREEMENT IN ITS ENTIRETY. It contains certain statements and certain representations required to be made by each subscriber. Complete, date, and sign the Signature Page (page 10 of the Subscription Agreement), initial the applicable item in Section 4.5 (pages 3 and 4) and return the entire executed Subscription Agreement, together with payment in full for the number of Units subscribed for, to Vital Living, Inc., Attention:
Bradley Edson at the Company's address listed on the previous page.

2.      CERTIFICATE FOR CORPORATE, PARTNERSHIP, TRUST AND JOINT PURCHASERS.

        If the purchaser is a corporation, partnership, trust or two or more individuals purchasing jointly, note the specific instructions that appear in the Certificate of Corporate, Partnership, Trust and Joint Purchasers. Please date and sign the Certificate.

3.      PAYMENT

        In order to complete your subscription, you will be required to accompany the entire executed Subscription Agreement with the tender of the correct purchase price in cash, certified check (made payable to "Kelly Lytton & Vann LLP client trust account -- Vital Living, Inc.,"), wire transfer or similar payment. Wire transfers should be sent to: Kelly Lytton& Vann, LLP, Client Trust Account, account no. 030-148711 ABA Number 122016066. The minimum investment is one Unit at $70,000 per Unit. See Paragraph 4 to the Subscription Agreement.

        Deliver or mail items 1, 2 and 3 to the Company at the address on the previous page

               ALL INFORMATION SHOULD BE TYPED OR PRINTED IN INK.

                       ANY CORRECTIONS MUST BE INITIALED.

                                                                  Execution Copy



                               VITAL LIVING, INC.

                             SUBSCRIPTION AGREEMENT

To:     Vital Living, Inc.
        5080 North 40th Street
        Suite 105
        Phoenix, AZ 85018-2147
        Attention: Bradley Edson, President

               1. AGREED SUBSCRIPTION; PURCHASE PRICE. The undersigned (sometimes referred to as "Subscriber") hereby subscribes for such number of units of the Company (consisting of (i) 70,000 shares of Common Stock; (ii) 70,000 Series B Common Stock Purchase Warrants; and (iii) 70,000 Series C Common Stock Purchase Warrants, the "Units") noted on the Signature Page hereof (minimum subscription one Unit) as described in the Confidential Private Placement Memorandum dated October 23, 2002, and as supplemented by that certain Supplement, dated November 8, 2002 (collectively, the "Memorandum") issued by Vital Living, Inc., a Nevada corporation (the "Company") at a price of $70,000 per Unit. The undersigned agrees to promptly tender payment of the full subscription price of $70,000 per Unit.

               The undersigned agrees that this subscription is and shall be irrevocable, but that it may be rejected, in whole or in part, by the Company, and that the obligations of the undersigned hereunder will terminate if this subscription is not accepted by the Company. The undersigned understands that the Company will notify him if this subscription has been rejected for any reason. If this subscription is rejected, the payment tendered by him will be returned to him forthwith, without interest or deduction. If this subscription is accepted by the Company, the amount of the payment tendered by him will be applied in accordance with the description set forth in the Memorandum and
Section 4 hereof.

        2. ACKNOWLEDGMENTS OF SUBSCRIBER; ECONOMIC RISK; NO LIQUIDITY. The undersigned understands and agrees that an investment in the Units is not a liquid investment. In particular and in addition to the representations in
Section 3 hereof, the undersigned recognizes, acknowledges and agrees that:

               2.1 The undersigned must bear the economic risk of investment in the Units for an indefinite period of time, since the Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws ("State Acts"), and, therefore, cannot be transferred or sold unless either they are subsequently registered under the Securities Act and applicable State Acts, or an exemption from registration is available and a favorable opinion of counsel to that effect is obtained.

               2.2 No market currently exists for any of the Company's securities other than its Common Stock and no market for the Units, the Series B Warrants or the Series C Warrants is expected to develop in the foreseeable future. The undersigned understands and agrees that it shall have such registration rights as are described in the registration rights agreement included as an exhibit to the Memorandum.

        3. COMPANY REPRESENTATIONS. In connection with the agreement to purchase Units by Subscriber herein, the Company hereby represents and warrants as follows:

               3.1 The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all the requisite power and authority to conduct its business and own and operate its properties, and to enter into and execute this Agreement and to carry out the transactions contemplated hereby.

               3.2 The Company has the power to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Subscription Agreement, and to authorize the issuance and sale of the Units (consisting of the Shares) contemplated by this Agreement, and the representatives of the Company executing this Subscription and Purchase Agreement are duly authorized to do so.

               3.3 Assuming the due execution and delivery of this Agreement by the Subscriber, this Agreement is a legal, valid and binding obligation of the Company enforceable in accordance with its terms except (a) as its obligations may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to or limiting creditors' rights generally and (b) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

               3.4 The execution, delivery and performance of this Agreement and the fulfillment of or compliance with the terms and provisions hereof, including the issuance and sale of the Units (consisting of shares of the Shares and the Warrants) contemplated by this Agreement, are not in contravention of or in conflict with any applicable laws or any contract to which the Company is a party or by which the Company or any of its properties may be bound or affected.

               3.5 As of October 30, 2002, the capital stock of the Company consisted of 16,184,116 shares of Common Stock issued and outstanding, including
(i) 2,500,000 shares to be issued in connection with the closing of the acquisition of MAF BioNutrionals, LLC, and (ii) 3,712,000 shares of Series A Preferred Stock (the "Series A Preferred Stock"). Beginning in September 2003, each share of Series A Preferred Stock shall automatically be converted into shares of the Company's Common Stock, at a rate of one share of Common Stock for each share of Series A Preferred Stock . In addition, for every five shares of Series A Preferred Stock converted to Common Stock, the Company will issue to such holder one warrant (the "Series A Warrants"). All Series A Warrants are exercisable after 1 year from their date of grant at a price of $2.00 per share. The Company has also authorized the issuance of (i) 4,500,000 shares of Common Stock under the Company's two stock option plans, and (ii) 5,012,400 shares of Common Stock under previously issued warrants and options. Other than the foregoing, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

               3.6 The Company has registered its Common Stock pursuant to
Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the principal market is the over-the-counter Bulletin Board.

               3.7 The Company has delivered or made available to the Subscriber true and complete copies of its Annual; Report on Form 10-k for the Fiscal Year ended December 31, 2001 and its Quarterly Report on Form 10-Q for the period ended June 30, 2002 (and has advised that its Quarterly Report for the period ended September 30, 2002 will be publicly available on or about November 14, 2002 and will contain a loss for the period consistent with the immediately prior quarter) (the "SEC Documents"). The Company has not provided to the Subscriber any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied as to form and substance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may include summary notes and may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               3.8 Since June 30, 2002, no event has occurred that would have a material adverse effect on the Company other than as disclosed in the Memorandum; it being acknowledged that the Company has advised Subscriber that it anticipates reporting a loss for the quarter ended September 30, 2002 substantially similar to the prior quarter.

               3.9 The Company has no liabilities or obligations that are material, individually or in the aggregate, other than those contemplated to be incurred in the acquisition of MAF and those liabilities and obligations incurred in the ordinary course of the Company's businesses since June 30, 2002 and which, individually or in the aggregate, do not or would not have a material adverse effect on the Company.

               3.10 Since June 30, 2002, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced.

               3.11. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Units, the Common Stock or the Warrants under the Securities Act.

               3.12 Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which have had or might have a material adverse effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which has resulted in or might result in a material adverse effect.

               3.13 The Company, any person representing the Company, and, to the knowledge of the Company, any other person selling or offering to sell the Units, the Common Stock or the Warrants in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

               3.14 The Company is not in possession of, nor has the Company or its agents disclosed to the Subscriber, any material non-public information that
(i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed, it being acknowledged that the Company has advised Subscribers that the financial statements for the third quarter, which have not been finalized, are expected to contain a loss consistent with the immediately preceding quarter.

               3.15 Other than consents which have been obtained or will be obtained prior to closing, no permit, authorization, filing, registration or other action with or by any governmental entity or any other person (including creditors) is required in connection with the Company's execution, delivery and performance of this Agreement, and the issuance and sale of the Units (consisting of the Shares and the Warrants) contemplated by this Agreement, except for appropriate filings in accordance with state blue sky filing requirements.

               3.16 Upon receipt by the Company of payment for the Units as contemplated by this Agreement and upon issuance of the Units (consisting of the Shares and the Warrants) in accordance with the terms and provisions of the Memorandum and this Agreement, the Units (consisting of the Shares and the Warrants) will be validly issued and outstanding, fully paid and non-assessable.

               3.17 The Company will not grant registration rights to any holder who received shares of the Company's common stock pursuant to the terms of the Company's acquisition of MAF BioNutritionals, LLC, a New Jersey limited liability company ("MAF").

               3.18 The acquisition of MAF shall have either previously closed or shall close concurrently with the closing hereunder.

               3.19 The Company agrees to be bound by all of the terms and conditions of the offering made by the Memorandum and the Exhibits thereto.

        4. SUBSCRIBER'S REPRESENTATIONS. The undersigned represents to and agrees with the Company that:

               4.1 The undersigned and his purchaser representative(s), if any, have carefully reviewed and understand the risks of and other considerations relating to a purchase of the Units.

               4.2 The undersigned and his purchaser representative(s), if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all of their inquiries to the Company answered in full, and have been furnished all requested materials relating to the Company, the offering and sale of the Units and any other matter described in the Memorandum.

               4.3 Neither the undersigned nor his purchaser representative(s), if any, have been furnished any offering literature by the Company or any of their affiliates, associates or agents, other than the Memorandum, the representations contained herein, and the exhibits and attachments thereto and hereto.

               4.4 The undersigned is acquiring the Units for which he hereby subscribes as principal for his own investment account, and not (1) with a view to the resale or distribution of all or any part thereof, (2) on behalf of another person who has not made the foregoing representation, or (3) in order for any person to acquire less than the minimum subscription required hereunder, unless a lesser subscription specifically has been accepted by the Company.

               4.5 The undersigned is an accredited investor, as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act, by virtue of the fact that (PLEASE INITIAL APPLICABLE CHOICES):

                _____(i) The undersigned had individual income (exclusive of any income attributable to spouse) of more than $200,000 in each of the most recent two years or joint income with the undersigned's spouse in excess of $300,000 in each of such years and reasonably expects to have income of at least the same level for the current year.

                _____(ii) The undersigned has an individual net worth, or a combined net worth with the undersigned's spouse, in excess of $1,000,000. For purposes of this Subscription Agreement, "individual net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities.

                _____(iii) The undersigned is a director or executive officer of the Company.

        ACCREDITED PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY INVESTORS MUST INITIAL AT LEAST ONE OF THE FOLLOWING STATEMENTS.

                _____(iv) The undersigned is a bank as defined in section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(a)(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Securities Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or
                (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

                _____(v) The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

                _____(vi) The undersigned is an organization described in
                section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed of the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

                _____(vii) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

                _____(VIII) All of the equity owners of the undersigned qualify as accredited investors under one of the statements set forth above.

               4.6 The undersigned understands the fundamental aspects of and risks involved in an investment in the Company as are reflected in the Memorandum and the exhibits thereto, particularly the Risk Factors sections in the description of the businesses of the Company and MAF. The undersigned has been advised that the loss for the third quarter ended September 30, 2002 will be substantially similar to the loss in the prior quarter.


               4.7 The address set forth on the Subscription Agreement Signature Page hereof is the undersigned's true and correct principal address, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

               4.8 The undersigned, if a corporation, partnership, trust or other form of business entity, (1) is authorized and otherwise duly qualified to purchase and hold the Units, (2) has its principal place of business at its residence address set forth on the Subscription Agreement Signature Page hereof,
(3) has not been formed for the specific purpose of acquiring the Units, and (4) has submitted and executed all documents required pursuant to the Certificate for Corporate, Partnership, Trust and Joint Purchasers and Special Subscription Instructions. The person executing this Subscription Agreement and all other documents related to the offering hereby represents that he is duly authorized to execute and deliver all such documents on behalf of the entity. IF THE UNDERSIGNED IS ONE OF THE AFOREMENTIONED ENTITIES, IT HEREBY AGREES TO SUPPLY ANY ADDITIONAL WRITTEN INFORMATION THAT MAY BE REASONABLY REQUIRED BY THE COMPANY.

               4.9 All of the information that the undersigned has heretofore furnished to the Company, or that is set forth herein with respect to himself, his financial position, and his business and investment experience, is correct and complete as of the date hereof, and, if there should be any material change in such information prior to the closing of the sale of the Units, the undersigned will immediately furnish the revised or corrected information to the Company.

               4.10 The undersigned agrees to be bound by all of the terms and conditions of the offering made by the Memorandum and the Exhibits thereto.

               4.11 No person other than the undersigned will have a direct or indirect interest in the Units subscribed for hereby.

               4.12 The undersigned consents to the placement of a legend on any certificate(s) or other document evidencing the Units (including the underlying securities), stating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. The undersigned is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities. The legend shall be substantially as follows:

        THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

               4.13 The undersigned understands that the Company will review this Subscription Agreement; and it is further agreed that the Company reserves the unrestricted right to reject or limit in whole or in part any subscription and to close the offer at any time.

               4.14 The foregoing representations are true and accurate as of the date hereof, shall be true and accurate as of the date of the Closing of this offering, and shall survive such Closing. If, in any respect, such representations shall not be true and accurate prior to or upon the Closing of this offering, the undersigned shall give written notice of such fact to the Company, specifying which representations are not true and accurate and the reasons therefor, with a copy to his purchaser representative(s), if any.

        5. TERMS OF SUBSCRIPTION AND CLOSING.

               5.1 The subscription will begin as of the date of the Memorandum and will terminate at 11:59 p.m. eastern time on November 15, 2002 unless extended by the Company in its sole discretion, for up to 90 days (the "Termination Date"). Notwithstanding the foregoing, in the event that the Company extends the Termination Date for a period 10 business days after November 15, 2002, any Subscriber whose funds have not been accepted in either the Initial Closing (as defined in the Terms and Conditions contained in the Memorandum) or any subsequent closing, may request the return of any funds so subscribed. The Units will be offered by the Company and by registered broker dealers as agent for the Company on a "best efforts" 10 Unit minimum, 30 Unit maximum, basis. The minimum subscription per subscriber shall be one Unit ($70,000) and additional increments of one half Unit ($35,000). The Company shall be required to notify, by facsimile or email, any Unit subscriber or purchaser of the extension of the Termination Date.

               5.2 Subject to the express provisions of Section 5.1, the Company reserves the right in its discretion to extend the Termination Date.

               5.3 Upon receipt and acceptance by the Company of subscription documents and payment (collected funds per notification of the Escrow Agent) for at least 10 Units, the Company shall (i) immediately notify a subscriber, by facsimile or email, that the Initial Closing shall have occurred, and (ii), with reasonable dispatch, but in no event later than 10 business days after the Initial Closing, issue and deliver the Units so purchased to investors. The Company will continue this procedure if, as and when additional Units are subscribed for, until the earlier of (i) the Termination Date; or (ii) acceptance of subscriptions for the maximum number of Units offered. If the shares of Common Stock and Warrant Certificates are not received by Subscriber within 10 Business Days from the applicable closing (or 15 Business Days in the event that the Subscriber shall have received a copy of irrevocable instructions from the Company to the Transfer Agent and Registrar requesting the issuance of the securities being acquired hereunder, together with the opinion of counsel requesting such issuance and opining on the validity thereof), the Subscriber shall have the right to cancel this Agreement and request a return of the investment

               5.4 SUBSCRIPTIONS WILL NOT BE DEEMED ACCEPTED BY THE COMPANY UNTIL THE LATEST TO OCCUR OF (i) RECEIPT BY THE SUBSCRIBER OF A COPY OF THE SUBSCRIPTION AGREEMENT DULY EXECUTED BY THE COMPANY AND (ii) THE RECEIPT BY THE COMPANY OF COLLECTED FUNDS WITH RESPECT TO SUCH SUBSCRIPTION. THE COMPANY MAY, IN ITS SOLE DISCRETION, ACCEPT OR REJECT THE SUBSCRIPTION OF ANY PERSON IN WHOLE OR IN PART.

        5. Each of the undersigned and the Company agree to indemnify and hold harmless the other, and each of their respective affiliates, and each of their respective officers, directors, partners and shareholders of each, from and against any loss, damage or liability due to or arising out of a breach of any of the foregoing representations.

        6. If the undersigned is more than one person or entity, the obligations of the undersigned shall be joint and several and the representations and the indemnification obligations herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successor and assigns.

        7. This subscription is not transferable or assignable by the undersigned.

        8. This subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

        9. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of laws principles.

                               VITAL LIVING, INC.
                             SUBSCRIPTION AGREEMENT
                                 SIGNATURE PAGE

        The undersigned hereby subscribes for the number of Units set forth below as described in the Confidential Private Placement Memorandum, dated October 23, 2002, as supplemented by that certain Supplement dated November 8, 2002 issued by Vital Living, Inc., a corporation organized under the laws of the State of Nevada. The entire Subscription Agreement, of which this is the Signature Page, is provided as an Exhibit to the Memorandum.

        1.     Dated:                    , 2002
                     --------------------

        2.     Number of Units:
                               -------------

        3.     Subscription Price ($70,000 per Unit,
               minimum subscription one Unit):

               --------------------------------


----------------------------------             --------------------------------
Name of Subscriber (please print)                    Name of Joint Purchaser
                                                         (please print)

-----------------------------------            --------------------------------
Signature of Subscriber (and                      Signature of Joint Purchaser
title, if applicable)

----------------------------------             --------------------------------
Taxpayer Identification or                         Taxpayer Identification or
Social Security Number                                Social Security Number

-----------------------------------            --------------------------------
Residence Address                                      Residence Address
(Not Post Office Address)                          (Not Post Office Address)

-----------------------------------            --------------------------------
Mailing Address, if Different                    Mailing Address, if Different
from Residence Address                              from Residence Address

----------------------------------             --------------------------------
City, State, Zip Code                                City, State, Zip Code

Subscription for __________ Units accepted as of _____________________, 2002.

        VITAL LIVING, INC.

        By:
        Bradley Edson, President

                        SPECIAL SUBSCRIPTION INSTRUCTIONS

                                       FOR

               CORPORATE, PARTNERSHIP, TRUST, AND JOINT PURCHASERS

        If the investor is a corporation, partnership, trust, or other entity or joint purchasers, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

        I. AUTHORIZATION. The investor must provide a copy of (a) the corporation's articles of incorporation, by-laws and authorizing resolution, (b) the partnership agreement, or (c) the trust agreement, as applicable.

        II. SUBSCRIPTION AGREEMENT

                A. CORPORATIONS. An authorized officer of the corporation must date, sign, and complete the Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

                B. PARTNERSHIPS. An authorized partner must date, sign, and complete the Subscription Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words "general partner" below his signature.

                C. TRUSTS. In the case of trust, the authorized trustee should date, sign, and complete the Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

                D. JOINT OWNERSHIP. Except with regard to married couples, joint individual or other investors must individually meet the investor suitability requirements; in all cases, each must date, sign, and complete the Subscription Agreement. Joint investors must state if they are purchasing the Units as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement Signature Page.


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
                               VITAL LIVING, INC.
                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,

                           TRUST, AND JOINT PURCHASERS

               If the investor is a corporation, partnership, trust, joint purchaser, or other entity, an authorized officer, partner, or trustee must complete, date, and sign this Certificate.

                                   CERTIFICATE

The undersigned hereby certifies that:

        a. The investor has been duly formed and is validly existing and has full power and authority to invest in Vital Living, Inc. (the "Company"). The investor has not been formed for the purpose of investing in the Units.

        b. The investor's Subscription Agreement has been duly and validly authorized, executed, and delivered by the investor and, upon acceptance by the Company, will constitute the valid, binding, and enforceable obligation of the investor.

Dated:  ________________, 2002

        Name of investor (please print)
        (corporation, partnership, trust, etc.)

        By:_____________________________________

        Name:__________________________________

        Title:___________________________________
        (authorized officer, partner or trustee, etc.)


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